Exhibit 99.3 Day One Biopharmaceuticals Targeted therapies for people of all ages January 2025

Disclaimer This presentation and the accompanying oral commentary contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information concerning our future financial performance, including the sufficiency of our cash, cash equivalents and short-term investments to fund our operations, business plans and objectives, timing and success of our commercialization and marketing efforts, timing and success of our planned nonclinical and clinical development activities, the results of any of our strategic collaborations, including the potential achievement of milestones and provision of royalty payments thereunder, efficacy and safety profiles of our products and product candidates, the ability of OJEMDA (tovorafenib) to treat pediatric low-grade glioma (pLGG) or related indications, the potential therapeutic benefits and economic value of our products and product candidates, potential growth opportunities, competitive position, industry environment and potential market opportunities, our ability to protect intellectual property and the impact of global business or macroeconomic conditions, including as a result of inflation, changing interest rates, cybersecurity incidents, potential instability in the global banking system, changes in the U.S. presidential administration, uncertainty with respect to the federal debt ceiling and budget and potential government shutdowns related thereto and global regional conflicts, on our business and operations. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. These factors, together with those that are described under the heading “Risk Factors” contained in our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) and other documents we file from time to time with the SEC, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this presentation, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. 2

Inspired by the urgent needs of children, Day One creatively and intentionally develops new medicines for people of all ages with life- threatening diseases 3

Bringing life-changing medicines to patients sooner Who we are • Commercial-stage biopharmaceutical company • Our goal is to develop and provide access to targeted new medicines to patients of all ages as rapidly as possible • Focused on advancing first- or best-in-class medicines for childhood and adult diseases 2018 2021 2024 TM OJEMDA FOUNDED IPO APPROVAL Nasdaq: DAWN OJEMDA received approval in April 2024 and is indicated for the treatment of pediatric patients 6 months of age and older with relapsed or refractory pediatric low-grade glioma harboring a BRAF 4 fusion or rearrangement, or BRAF V600 mutation.

Compelling near-term opportunities to help patients are the foundation for long-term growth and sustainability

Proven Track Record

Intentional in our approach

- Expertise developing and commercializing products
- Demonstrated ability to find and acquire first- or best-in-class medicines

Pillars to Support Growth

2024 accomplishments

- ✓ Launched OJEMDA in the U.S., delivering growing revenues
- ✓ Ex-U.S. commercial partnership with Ipsen for OJEMDA
- ✓ Acquisition of DAY301 (PTK7-targeted ADC) meaningfully expands our pipeline
- ✓ Strong balance sheet with ~$532M cash[1] as of December 31, 2024 (no debt)

Day One's Future Potential

Value creation

- Continued revenue growth from OJEMDA globally
- Indication expansion in front-line pLGG with FIREFLY-2
- Generate clinical POC data in DAY301 program
- Fund pipeline expansion
- Focused capital allocation, leveraging our efficient operating model to maintain strong financial position

[1] As used herein the term, "Cash" means our cash, cash equivalents and short-term investments (unaudited) as of December 31, 2024. Cash, cash equivalents and short-term investments as of December 31, 2024 were $531.7 million (unaudited). pLGG, pediatric low-grade glioma; POC, proof of concept; ADC, antibody-drug conjugate; PTK7, protein tyrosine kinase 7.

5

Our pipeline

Our goal is to take aim at the gaps that have left patients and their families behind.

Product Candidate	Therapeutic Area	Preclinical	Phase 1	Phase 2	Phase 3/ Registrational	Approved	Recent & Anticipated Milestones
Tovorafenib[3] Type II RAF Inhibitor OJEMDA brand name in U.S.[1]	BRAF-altered relapsed pLGG	FIREFLY-1 (pivotal Phase 2)[2]				ojemda (tovorafenib)	**FDA approval** April 2024 **Ex-U.S. license agreement** July 2024
Ex-U.S. Rights: IPSEN Innovation for patient care	Front-line RAF-altered pLGG	FIREFLY-2 (pivotal Phase 3)					**Enrollment completion expected** 1H 2026
DAY301 PTK7-Targeted ADC	Adult and pediatric solid tumors						**First dose cohort cleared** January 2025
VRK1 Program VRK1 Inhibitor	Adult and pediatric cancers						**In-licensed** August 2023

[1] OJEMDA has received accelerated approval by the U.S. Food and Drug Administration. [2] FIREFLY-1 is an open-label, pivotal Phase 2 trial. Ex-U.S. license agreement with Ipsen to commercialize OJEMDA (tovorafenib) outside the U.S. DAY301 is a license agreement with MabCare Therapeutics for exclusive worldwide rights, excluding Greater China, for MTX-13/CB-002, a novel ADC targeting PTK7. [5] VRK1 Program is a research collaboration and license agreement with Sprint Bioscience AB for exclusive worldwide rights to a research-stage program targeting VRK1. The safety and efficacy of investigational agents and/or investigational uses of approved products have not been established. pLGG, pediatric low-grade glioma.

6

Day One BIOPHARMACEUTICALS

OJEMDA Relapsed or refractory BRAF-altered pLGG Nora Living with pLGG 7

Pediatric low-grade glioma: The most common type of brain tumor in children

A serious and life-threatening disease

- For the majority of pLGG patients in the relapsed setting, there is no standard of care, and until recently, no approved therapies
- Up to 75% of pLGGs have a BRAF alteration*, of those ~80% are BRAF fusions and ~20% are BRAF V600 mutations[2-6]
- Despite surgery playing a significant role in treatment, the vast majority of patients still require systemic therapy[7,8]
- Due to high rate of disease recurrence, most patients will undergo multiple lines of systemic therapy over the course of their disease

pLGGs are chronic and relentless, with patients suffering profound tumor and treatment-associated morbidity that can impact their life trajectory over the long term[1]

*Incidence of BRAF alterations varies across pLGG subtypes. [1] Sievert AJ, Fisher MJ. Pediatric low-grade gliomas. *J Child Neurol.* 2009;24(11):1397-1408. doi:10.1177/0883073809342005. [2] Penman CL et al. *Front Oncol.* 2015;5:54. [3] Cohen AR., *N Engl J Med.* 2020;386(20):1922-1931. [4] Lassaletta A, et al. *J Clin Oncol.* 2017;35(25):2934-2941. [5] Faulkner C, et al. J Neuropathol Exp Neurol. 2015;74(9):867-872. [6] Packer RJ, et al. Neuro Oncol. 2017;19(6):750-761. [7] Ostrum QT et al., Neuro Oncol. 2015; 16(Suppl 10):x1-x36; [8] De Blank P. et al., Curr Opin Pediatr. 2019 Feb; 31(1):21-27.

8

Day One BIOPHARMACEUTICALS

Conventional treatments can be disruptive to childhood and can have significant long-term consequences

Surgery	Chemotherapy	Radiation
• Significant recovery times • Risks of complications • Resection may be limited by location of tumor • Potential for functional deficits based on location of tumor and extent of resection	• Requirement for indwelling catheter and weekly infusions • Risk of neutropenia, hypersensitivity reactions, nausea and vomiting and peripheral neuropathy	• Risk of secondary malignancy • Risk of malignant transformation • Risk of vascular proliferation and stroke • Neurocognitive impact, depending on location of tumor and radiation field

Goal of therapy is to control the tumor, minimize the burden of surgery, chemotherapy, and radiation, and reduce the risk of life-long treatment and disease-related effects

Source: 1. Heitzer AM, Raghubar K, Ris MD, et al. Neuropsychological functioning following surgery for pediatric low-grade glioma: a prospective longitudinal study. J Neurosurg Pediatr. 2019;1-9. doi:10.3171/2019.9.PEDS19357. 2. Bryant R. Managing side effects of childhood cancer treatment. J Pediatr Nurs. 2003;18(2):113-125. doi:10.1053/jpdn.2003.11. 3. Zahnreich S, Schmidberger H. Childhood cancer: occurrence, treatment and risk of second primary malignancies. Cancers (Basel). 2021;13(11):2607. doi:10.3390/cancers/13112607. 4. National Cancer Institute. Fertility issues in girls and women with cancer. http://www.cancer.gov. Accessed June 13, 2022. 5. Alessi I., Caroleo A.M., de Palma L., Mastronuzzi A., Pro S., Colafati G.S., Boni A., Della Vecchia N., Velardi M., Evangelisti M., et al. Short and Long-Term Toxicity in Pediatric Cancer Treatment: Central Nervous System Damage. Cancers. 2022;14:1540. doi: 10.3390/cancers14061540.

9

Day One BIOPHARMACEUTICALS

Overview U.S. prescribing information for OJEMDA Available in tablet formulation and pediatric- friendly powder for oral suspension Indication OJEMDA is indicated for the treatment of pediatric patients 6 months of age and older with relapsed or refractory pediatric low-grade glioma harboring a BRAF fusion or rearrangement, or BRAF V600 mutation Recommended Dose 2 380 mg/m administered orally once weekly (not to exceed a dose of 600mg once weekly); OJEMDA can be taken with or without food For full prescribing information, visit dayonebio.com * This indication is approved under accelerated approval based on response rate and duration of response. Continued approval for this indication may be contingent upon verification of clinical benefit in a confirmatory trial. 10 10

Efficacy summary from OJEMDA prescribing information RAPNO-LGG Response (IRC) n n (%) 95% CI 51% ORR, n (%) 76 39 (51) 40-63 BRAF fusion or rearrangement 64 33 (52) 39-64 BRAF V600 mutation 12 6 (50) 21-79 Overall response rate (RAPNO-LGG) Prior MAPKi use 45 22 (49) 31-64 in 76 evaluable patients MAPKi-naïve 31 17 (55) 36-73 † Median DOR, months 39 13.8 11.3-NR Median TTR, months 39 5.3 Range 1.6-11.2 June 5, 2023 data cutoff. CI, confidence interval; DOR, duration of response; IRC, independent radiology review committee; LGG, low-grade glioma; NR, not reached; ORR, overall response rate; RAPNO, Response Assessment † in Pediatric Neuro-Oncology; TTR, time to response; CR, complete response; PR, partial response; MR, minor response; SD, stable disease; PD, progressive disease. As of the data cutoff, 66% remain on tovorafenib. 11

Safety summary from OJEMDA prescribing information TEAEs (≥ 30% of patients [n=137]) Warnings and Precautions Preferred Term, n (%) Any Grade Grade ≥3 Any AE 137 (100) 86 (63) • Hemorrhage Hair color changes 104 (76) 0 Anemia 81 (59) 15 (11) • Skin toxicity, including photosensitivity Elevated CPK 80 (58) 16 (12) Fatigue 76 (55) 6 (4) • Hepatotoxicity Vomiting 68 (50) 6 (4) • Effect on growth Hypophosphatemia 64 (47) 0 Headache 61 (45) 2 (1) • Embryo-fetal toxicity Maculo-papular rash 60 (44) 11 (8) • Use in NF1- associated tumors Pyrexia 53 (39) 5 (4) Dry skin 49 (36) 0 Elevated LDH 48 (35) 0 Increased AST 47 (34) 4 (3) Constipation 45 (33) 0 Nausea 45 (33) 0 No boxed warnings or Upper RTI 43 (31) 2 (1) Dermatitis acneiform 42 (31) 1 (1) contraindications Epistaxis 42 (31) 1 (1) June 5, 2023 data cutoff. OJEMDA safety data (n=137). Treatment-emergent AEs ≥20% any grade in arms 1 & 2. AE, adverse event; AST, aspartate aminotransferase; CPK, creatine phosphokinase; LDH, lactate dehydrogenase; RTI, respiratory tract infection; TEAEs, treatment-emergent adverse events. 12

Addressable U.S. opportunity of OJEMDA estimated to be ~2,000-3,000 patients

Incident Therapeutic Build for New pLGG Patients to be Treated in Frontline Setting

U.S. Incident Patients <25 years old with CNS Tumors (0.00521%)[1,2] — ~5,500

Rate of Low Grade Gliomas (Gliomas rate 63%, Low-Grade 77%)[2] — ~2,600

Patients Ineligible for Surgery or Post Surgery (58%)[2] — ~1,500

Rate of BRAF-Altered (70%-75%)[3-7*] — ~1,100

% BRAF Fusion (80%)[†] — ~880

% BRAF V600 (20%)[††] — ~220

1L BRAF-Altered pLGG Patients Eligible for Systemic Therapy

Illustrative pLGG Patient Flow[§]

Prevalence of Systemically-Treated Patients Under 25 Years ~26,000

Frontline (1L)

Annual Incident Patients
~1,100

5 Year Prevalence
~5,500

Progressed After 5 Years
~55-60%

~55-60% →

Relapsed / Refractory (2L+)

Treatment Eligible Population
~2,000-3,000

Recurrences Trigger Entry to Treatment Eligible Population

OJEMDA's Addressable Opportunity in the U.S.

Majority of pLGG patients will progress within 5 years

[1] US Census. [2] CBTRUS, Qaddoumi et al 2009, Schreck et al 2019, ClearView Analysis. [3] Penman CL et al. Front Oncol. 2015;5:54. [4] Cohen AR., N Engl J Med. 2020;386(20):1922-1931. [5] Lassaletta A, et al. J Clin Oncol. 2017;35(25):2934-2941. [6] Faulkner C, et al. J Neuropathol Exp Neurol. 2015;74(9):867-872. [7] Packer RJ, et al. Neuro Oncol. 2017;19(6):750-761. * Incidence of BRAF alterations varies across pLGG subtypes. † Predominantly seen in pilocytic astrocytomas. †† May vary across pLGG subtypes. BRAF, V-Raf murine sarcoma viral oncogene homolog B; MAPK, mitogen-activated protein kinase; pLGG, pediatric low-grade glioma. § Estimated annual incidence, estimated prevalence, estimated progression rates, and estimated recurrent/progressive total addressable opportunity are Day One calculations based on publicly available data. The estimated recurrent/progressive total addressable opportunity is based on progression free survival curves modeled from published literature and internal market research conducted by EpidStrategies, A Division of ToxStrategies, Inc. on behalf of Day One.

13

Day One

Product profile aligns with what physicians are looking for in a therapy • Meaningful tumor stabilization or shrinkage may be possible with OJEMDA, in the clinical trial: Efficacy • 51% of children experienced tumor shrinkage by at least 25% • 82% of children saw their tumors shrink or remain stable • Generally well-tolerated therapy, with 9 out of 10 patients staying on treatment in the clinical trial Safety • Most common grade 3 / 4 adverse events include: anemia, elevated CPK, maculo-papular rash, fatigue & vomiting • Once-weekly, taken with or without food conveniently from home can mean fewer Dosing daily interruptions OJEMDA is indicated for the treatment of patients 6 months of age and older with relapsed or refractory pediatric low-grade glioma (LGG) harboring a BRAF fusion, rearrangement, or BRAF V600 mutation. Data from Pivotal Phase 2 FIREFLY-1 trial. 14

Foundation for future growth through strong launch execution Our goal is to enable children with pLGG to live as normal of a childhood as possible, without interruptions Key factors expected to drive OJEMDA’s commercial opportunity • Profile aligned with prescriber and patient needs • Commercial execution driving awareness to increase breadth and depth of prescribers • Significant growth opportunity as we strengthen market position as the standard of care in 2nd line • Broad payer coverage established 15 15

OJEMDA launch update by the numbers $57.2M $29.0M ~44% 2024 OJEMDA Q4 2024 OJEMDA Quarter Over Net Product Net Product Quarter Growth in 1 1 Revenues Revenues OJEMDA Net (Unaudited) (Unaudited) Product Revenues 1 Estimated Q4 and FY 2024 net revenues are unaudited, preliminary and based on management’s estimate as of the date of this presentation and are subject to completion of the Company’s financial closing procedures. OJEMDA received approval in April 2024 and is indicated for the treatment of pediatric patients 6 months of age and older with relapsed or refractory pediatric low-grade glioma harboring a BRAF fusion or 16 16 rearrangement, or BRAF V600 mutation. As used herein the term, “quarter over quarter” means Q3 2024 v. Q4 2024.

OJEMDA priorities to drive revenue growth in 2025 Continue to increase breadth and depth of prescribers Establish OJEMDA as standard of care in 2nd line relapsed or refractory BRAF-altered pLGG Support prescribers and patients to allow for optimal duration of treatment 17 17

FIREFLY-2 Pivotal Phase 3 trial of tovorafenib in front-line pLGG Bradon Living with pLGG since age 11 18

Expansion into front-line treatment represents a meaningful expansion opportunity for tovorafenib in pLGG

Trial design

- Randomized, global, registrational Phase 3 trial of monotherapy tovorafenib vs SoC chemotherapy
- Eligibility: Patients aged up to <25 years with LGG harboring a RAF alteration and requiring first-line systemic therapy
- Tovorafenib available as tablets and pediatric-friendly liquid suspension
- Patients who progress after stopping tovorafenib may be re-challenged
- Patients who progress in the SoC arm during or post-treatment may cross-over to receive tovorafenib

Endpoints

- **Primary endpoint: ORR based on RAPNO-LGG criteria, assessed by blinded independent central review**
  - **The ORR primary analysis is expected to occur ~12 months after the last patient randomized**
- Key secondary endpoints: PFS and DoR by RAPNO-LGG criteria
- Other secondary endpoints: changes in neurological and visual function, safety, and tolerability
- Key exploratory objectives: QoL and health utilization measures



Non-resectable or sub-total resected LGG
AND
Requiring first-line systemic therapy
N ≈ 400
Stratified by
• Location of tumor
• Genomic alteration
• CDKN2A status
• Infant CHG diagnosis
1:1 Randomization
Tovorafenib, 380mg/m² QW (not to exceed 600 mg)
Investigator's choice of vincristine/carboplatin* or vinblastine or monthly carboplatin
Long-term follow-up (48 months)

* COG or SIOPe-LGG regimen. Abbreviations: CHG, chiasmatic, hypothalamic glioma; DoR, duration of response; LGG, low-grade glioma; ORR, objective response rate; QoL, quality of life; QW, once weekly; SoC, standard of care.

19

DAY301 PTK7-targeted antibody-drug conjugate (ADC) 20

DAY301: Next generation ADC targeting PTK7 Substantial development PTK7: clinically- DAY301: potential first- and commercial potential validated ADC target in-class asset for DAY301 Anti-tumor activity of anti-PTK7 Novel ADC active in High PTK7 expression in ADC demonstrated in Phase 1b preclinical models, designed multiple adult and pediatric trial of Pfizer / Abbvie’s to maximize therapeutic tumor indications 1 cofetuzumab pelidotin window First dose cohort cleared January 2025 1 Cho BC, et al. Ann Oncol. (34; Suppl 2): S460-S461, 2023. 21

PTK7: A clinically-validated ADC target Potential opportunity for a next-generation PTK7 ADC with improved therapeutic index 1 • Clinical results for cofetuzumab pelidotin demonstrated proof of concept for PTK7-targeted ADCs • Cofetuzumab pelidotin activity seen in multiple tumor types: • Ovarian (Pt-resistant): ORR 27% (n=63) • TNBC: ORR 21% (n=29) • NSCLC: ORR 19% (n=31) • mDOR: 4.2-5.7m for Ovarian (Pt-resistant)/TNBC/NSCLC • mPFS: 1.5-2.9m for Ovarian (Pt-resistant)/TNBC/NSCLC • Aur0101 program limited by toxicity, resulting in reduced dose intensity and duration • A next generation product with optimized properties and a better therapeutic index may achieve greater clinical efficacy 1 Phase 1b study of PF-06647020/ABBV-647. 22

DAY301: Potential first-in-class asset

DAY301 has been designed to maximize therapeutic index and overcome limitations of prior programs

- Tumor regression at tolerable doses seen in multiple preclinical models
- Higher HNSTD in cyno toxicology studies; payload with known safety profile
- High cell permeability / bystander effect; low efflux (not a P-gp substrate)
- Novel, highly hydrophilic, cleavable linker
- Moderate-to-high affinity antibody with favorable stability and developability profile
- Drug-antibody-ratio (DAR) of 8, shown to be effective for other ADCs in solid tumors
- IP: Composition of Matter patent term expected 2044, once issued

23

1) Damelin M, et al. A PTK7-targeted antibody-drug conjugate reduces tumor-initiating cells and induces sustained tumor regressions. Sci Transl Med. 2017. HNSTD, Highest Non-Severely Toxic Dose; P-gp, P-glycoprotein.

Day One BIOPHARMACEUTICALS

DAY301: First-in-class potential Improved tumor regression activity demonstrated for DAY301 vs. benchmarks in multiple preclinical models PDX 362797 SCLC PDX 362310 TNBC PDX LD1-200615 HNSCC 2,400 H-score 210 H-score 255 H-score 120 3,000 4,000 2,000 1,600 3,000 2,000 1,200 2,000 800 1,000 400 1,000 0 0 0 20 40 60 80 14 21 28 35 0 0 7 Days Post Administration 0 7 Days Post A 14dministra21 tion 28 Days Post Administration Vehicle Control antibody + auristatin payload, 5 mg/kg Vehicle Cofetuzumab pelidotin, 10 mg/kg Cofetuzumab pelidotin, 5 mg/kg Control antibody + DAY301 payload Anti-DLL3 mAb + DAY301 payload, 10 mg/kg Control antibody + DAY301 payload, 10 mg/kg Control antibody + auristatin payload B7-H3 DXd ADC, 10 mg/kg Cofetuzumab mAb + DAY301 payload, 10 mg/kg Cofetuzumab pelidotin, 5 mg/kg Chemotherapy control DAY301, 5 mg/kg Cofetuzumab mAb + DAY301 payload DAY301, 10 mg/kg Control antibody + DAY301 payload DAY301, 10 mg/kg DAY301, 10 mg/kg Indicates when drug was administered Ref: Kong C, et al. MTX-13, a Novel PTK7-Directed Antibody–Drug Conjugate with Widened Therapeutic Index Shows Sustained Tumor Regressions for a Broader Spectrum of PTK7-Positive Tumors. Mol Cancer Ther. 2023 24 3 Tumor Volume (mm ) (Mean ± SEM) 3 Tumor Volume (mm ) (Mean ± SEM) *P 0.0435 3 Tumor Volume (mm ) (Mean ± SEM) *P 0.0316

DAY301: Encouraging development and commercial opportunities PTK7 U.S. Patient Population ORR at Median OS at Indication Expression (>1+) Cases/Deaths Relapse Relapse 2 3 7 7 Endometrial 100% 67,880/13,250 39% 9 months 1 3 4 4 Esophageal SCC 76% 22,370/16,130 5% 3 months 2 3 14 15 Gastric 35% 26,890/10,880 12% 6-14 months 1 3 5 5 Head & Neck SCC 75% 54,540/11,580 32% 7.8 months 2 3 8 9 NSCLC 50% 199,393/106,310 45-60% 7-12 months 2 3 3 6 Ovarian (platinum resistant) 30% (95%)* 19,710/13,270 20-35% 17.2 months 2 3 10 11 Small Cell Lung 50% 35,187/18,760 10-40% 9-12 months 2 3,16 12 13 TNBC 70% 46,608/12,675 5-35% 28 months Potential pediatric indications include: neuroblastoma, rhabdomyosarcoma and osteosarcoma 1 Kong et al, 2023; 2 Protein Atlas; 3 PDQ; 4 Parry et al, 2015; 5 Vermorken et al, 2010; 6 Sehouli et al, 2008; 7 Rutten et al, 2021; 8 Park et al, 2017; 9 Assi et al, 2023; 10 Abughanimeh et al, 2020; 11 Asai et al, 2014; 12 Bardia et al, 2021; 13 Cai et al, 2023; 14 Sym et al, 2008; 15 Ji et al, 2023; 16 Saraivaet al, 2017. * MabCare data 25

DAY301: Initial Phase1a/b clinical trial design

Key design elements

- BOIN design for efficiency of dose escalation
- Backfill active dose levels to generate additional safety data
- Enroll tumor types with known high PTK7 expression
- Advance two recommended dose levels to Phase 1b
- Final dose optimization scheme and possible registrational path(s) pending discussions with FDA at end of dose escalation/expansion

Adult & pediatric development

- Potential adult indications include platinum resistant ovarian cancer, squamous NSCLC, esophageal SCC, HNSCC, endometrial, and/or SCLC
    - Patients to be selected based on PTK7 expression clinical trial assay
- Pediatric dose confirmation and efficacy assessment to begin near/at the end of adult dose escalation
    - Initial target indications include neuroblastoma, osteosarcoma, rhabdomyosarcoma

Phase 1a: Monotherapy Dose Escalation



DL5
DL4
DL3
DL2
DL1
FDA-cleared starting dose
Identify two recommended dose levels for further evaluation, based on safety and anti-tumor activity
RD1
RD2

Phase 1b: Monotherapy Dose Expansion and Optimization



RD1 Simon 2-stage design
Go to dose optimization
RD1 cohort
RD2 cohort
Expand to a potential single-arm registrational trial for accelerated approval or randomized trial at optimized dose
Phase 1: Pediatric Monotherapy Dose Confirmation
Lower of the two adult RDs
RD2
RD1
RD-1

DL, Dose Level; RD, Recommended Dose; BOIN, Bayesian Optimal Interval; HNSCC, Head and Neck Squamous Cell Carcinoma; SCLC, Small Cell Lung Cancer; SCC, Squamous-Cell Carcinoma; NSCLC, Non-Small Cell Lung Cancer

26

Summary 27

Financial results Three Months Ended Three Months Ended Nine Months Ended Nine Months Ended Financial Summary 9/30/24 9/30/23 9/30/24 9/30/23 ($ in millions) OJEMDA Net Revenue 20.1 -- 28.3 -- License Revenue 73.7 -- 73.7 -- Total Revenue $93.8 $-- $101.1 $-- Cost of Product Revenue 1.6 -- 2.3 -- 1 Research and Development Expense 33.6 33.2 165.9 93.2 2 Selling, General and Administrative Expense 29.0 18.3 85.7 53.4 Total Cost and Operating Expenses $64.1 $51.4 $253.9 $146.5 3 Non-operating Income 6.5 5.3 122.8 12.1 Income Tax Benefit (Expense) 0.9 -- (0.7) -- Net Income (Loss) $37.0 ($46.2) ($29.8) ($134.4) 4 12/31/24 9/30/24 9/30/23 Cash, cash equivalents and short-term investments $531.7 $558.4 $405.5 1 All financial information is unaudited. Includes stock-based compensation expense of $3.8 million and $13.2 million for the three and nine months ended 9/30/24, and $3.3 million and $10.1 million for the three and nine months ended 2 9/30/23, respectively. Includes stock-based compensation expense of $7.8 million and $24.0 million for the three and nine months ended 9/30/24, and $6.3 million and $18.4 million for the three and nine months ended 9/30/23, 3 4 respectively. Includes sale of Priority Review Voucher of $108.0 million for the nine months ended 9/30/24. Preliminary estimated cash, cash equivalents and short-term investments (unaudited) as of December 31, 2024. 28

Day One is well positioned for sustainable growth and long-term success Execute on clinical Drive OJEMDA development pipeline for revenue growth FIREFLY-2 and DAY301 Leverage our development and Maintain strong capital commercialization expertise to position while investing in further expand our multiple our pipeline asset portfolio 29 29

Appendix 30

Tovorafenib inhibits both BRAF fusions and BRAF V600 mutations


MAPK pathway
RAS
RAF
MEK
ERK
Proliferation and survival
RAS-independent activation of the MAPK pathway
RAF mutation
Tovorafenib
RAF fusion
Proliferation and survival
Proliferation and survival

Tovorafenib is an investigational, oral, selective, CNS-penetrant, type II RAF inhibitor that was designed to inhibit both monomeric and dimeric RAF kinase

- Activity in tumors driven by both RAF fusions and BRAF V600E mutations
- Tablet and pediatric-friendly liquid suspension
- Once weekly dosing

Currently approved type I BRAF inhibitors are indicated for use in patients with tumors bearing BRAF V600 mutations

- Type I BRAF inhibitors cause paradoxical MAPK activation in the setting of wild-type RAF, increasing the risk of tumor growth in BRAF fusion-driven

Source: 1. Sun Y et al., Neuro Oncol. 2017; 19: 774–85; 2. Sievart AJ et al., PNAS. 2013; 110:5957-62; 3. Karajannis MA et al., Neuro Oncol 2014;16(10):1408-16.

31

Day One

Pivotal Phase 2 trial of monotherapy tovorafenib in relapsed or progressive pLGG (FIREFLY-1)

Trial design

- Three arm, open-label, global registrational phase 2 trial
  - **Pivotal Arm 1 (recurrent/progressive pLGG, n=77): harboring a KIAA1549-BRAF fusion or BRAF V600E mutation**
  - Arm 2 (expanded access recurrent/progressive LGG, n=60): harboring an activating RAF alteration
  - Arm 3 (extracranial solid tumors): harboring an activating RAF fusion

Endpoints (pivotal arm 1)

- **Primary endpoint: ORR based on RANO-HGG[1], assessed by blinded independent central review**
- Secondary endpoints: ORR by RAPNO-LGG[2] assessed by blinded independent central review; PFS, DoR; TTR, CBR; safety
- Exploratory analyses: ORR and CBR by RANO-LGG[3] assessed by blinded independent central review

Key Inclusion Criteria

- 6 months – 25 years of age
- RAF-altered tumor
- ≥1 prior line of systemic therapy with radiographic progression
- Prior use of MAPK pathway targeted therapy was permitted


Clinical and radiological evaluations at baseline, and every 3rd cycle for pLGG and every 2nd cycle for solid tumors
Screening
Day –28 to 0
Enrollment/ Baseline (C1D1)
Study Drug Administration
420mg/m² QW (not to exceed 600mg), QW in 28-day cycles
C27D1
After Cycle 27: patients may either continue treatment or enter drug holiday period at any time (at discretion of investigator)
End of Trial
Eligibility evaluation
Treatment period: minimum of 2 years or until progression or toxicity/intolerability

June 5, 2023 data cutoff. [1] Wen PY, et al. *J Clin Oncol.* 2010;28(11):1963-1972. [2] Fangusaro J, et al. Lancet Oncol. 2020;21(6):e305–316. [3] van den Bent MJ, et al. Lancet Oncol. 2011;12(6):583-593. Abbreviations: CBR, clinical benefit rate; IRC, independent review committee; C, cycle; D, day; LGG, low-grade glioma; ORR, objective response rate; PFS, progression-free survival; DoR, duration of response; QW, once weekly; TTR, time to response; RANO, Response Assessment in Neuro-Oncology; RAPNO, Response Assessment in Pediatric Neuro-Oncology; MAPK, mitogen-activated protein kinase. For more information, please refer to NCT04775485

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FIREFLY-1 Data from pivotal phase 2 trial June 5, 2023 data cutoff 33

FIREFLY-1 baseline patient characteristics Characteristic Arm 1 (n=77) Location (n=77) Median age, years (range) 8 (2-21) Deep midline structures Optic pathway 12% 51% Sex, n (%) Male 40 (52) Other † Female 37 (48) 16% Cerebral hemisphere 8% Race, n (%) White 41 (53) Cerebellum Brain stem 6% Asian 5 (6) 8% Black 2 (3) Multiple 3 (4) Other 6 (8) BRAF alteration (n=77) Not specified 20 (26) Number of lines of prior systemic therapy Median (range) 3 (1-9) 17% 1, n (%) 17 (22) 2, n (%) 21 (27) ≥3, n (%) 39 (51) Prior MAPK pathway targeted therapy, n (%) 83% Prior MEK inhibitor 43 (56) Prior BRAF inhibitor 8* (10) ‡ Prior BRAF and MEK inhibitors 5 (7) BRAF V600E BRAF Fusion* Any MAPK inhibitor 46 (60) * † June 5, 2023 data cutoff. Includes 6 patients with BRAF duplication and 2 with BRAF rearrangement per fluorescence in situ hybridization or in situ hybridization. Includes tumors that were extending into multiple regions of the brain, leptomeningeal disease, and/or spinal disease. ‡The 5 patients that had previously received both a MEK inhibitor and also a BRAF inhibitor are recorded in both the “Prior MEK inhibitor” and “Prior BRAF inhibitor” groups. 34 MAPK, mitogen-activated protein kinase.

Tumor response to tovorafenib using RAPNO-LGG, RANO-LGG and RANO-HGG


RAPNO-LGG
RANO-LGG
RANO-HGG
Maximum change in tumor size (%)
Prior MAPKi
MAPKi-naive
BRAF mutation
PD
SD
MR
PR
CR

Response (IRC)	RAPNO-LGG n=76	RANO-LGG N=76	RANO-HGG N=69
ORR,* n (%)	**39 (51)**	**40 (53)**	**46 (67)**
95% CI	40-63	41-64	54-78
CBR,* n (%)			
SD of any length of time	62 (82)	63 (83)	64 (93)
SD ≥12 months	43 (57)	46 (61)	54 (78)
BOR,* n (%)			
CR	0	0	12 (17)
PR	28 (37)	20 (26)	34 (49)
MR	11 (14)	20 (26)	n/a
SD	23 (30)	23 (30)	18 (26)
SD <12 months	19 (25)	17 (22)	10 (14)
SD ≥12 months	4 (5)	6 (8)	8 (12)
PD	13 (17)	11 (14)	4 (6)
NE	1 (1)	2 (3)	1 (1)
Median DOR, months	**13.8**	**14.4**	**16.6**
95% CI	11.3-NR	11.0-NR	11.6-NR
Median TTR, months	**5.3**	**5.5**	**3.0**
Range	1.6-11.2	1.6-11.3	2.6-16.6

June 5, 2023 data cutoff. BOR, best overall response; CBR, clinical benefit rate; CI, confidence interval; CR, complete response; DOR, duration of response; HGG, high-grade glioma; IRC, independent radiology review committee; LGG, low-grade glioma; MR, minor response; n/a, not applicable; NE, not evaluable; NR, not reached; ORR, overall response rate; PD, progressive disease; PR, partial response; RANO, Response Assessment in Neuro-Oncology; RAPNO, Response Assessment in Pediatric Neuro-Oncology; SD, stable disease; TTR, time to response. * ORR, CBR and BOR for RAPNO-LGG and RANO-LGG included MRs.

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Duration of tovorafenib therapy for all patients with RAPNO-LGG evaluable lesions 5.3 Median time to response Months Median duration of 13.8 treatment Months Overall treatment duration (months) June 5, 2023 data cutoff. 36 Patients

Duration of tovorafenib therapy for all patients with RANO- HGG evaluable lesions 3.0 Median time to response Months Median duration of 16.6 treatment Months Overall treatment duration (months) June 5, 2023 data cutoff. 37 Patients

Duration of tovorafenib therapy for all patients with RANO-LGG evaluable lesions 5.5 Median time to response Months Median duration of 14.4 treatment Months Overall treatment duration (months) June 5, 2023 data cutoff. 38 Patients

Tumor response to tovorafenib across three assessment criteria were consistent across BRAF fusion and mutation patients, and patients with prior MAPK treament

Response (IRC)	RAPNO-LGG[2] n	RAPNO-LGG[2]	RANO-LGG[3,4] n	RANO-LGG[3,4]	RANO-HGG[1] n	RANO-HGG[1]
ORR,* n (%)	**76**	**39 (51)**	**76**	**40 (53)**	**69**	**46 (67)**
BRAF fusion	64	33 (52)	64	33 (52)	59	41 (69)
BRAF mutation	12	6 (50)	12	7 (58)	10	5 (50)
Prior MAPKi	45	22 (49)	45	23 (51)	41	29 (71)
MAPKi-naive	31	17 (55)	31	17 (55)	28	17 (61)
CBR,* n (%) (SD of any length of time)	**76**	**62 (82)**	**76**	**63 (83)**	**69**	**64 (93)**
BRAF fusion	64	53 (83)	64	53 (83)	59	55 (93)
BRAF mutation	12	9 (75)	12	10 (83)	10	9 (90)
Prior MAPKi	45	38 (84)	45	38 (84)	41	37 (90)
MAPKi-naive	31	24 (77)	31	25 (81)	28	27 (96)
CBR,* n (%) (SD ≥12 months)	**76**	**43 (57)**	**76**	**46 (61)**	**69**	**54 (78)**
BRAF fusion	64	37 (58)	64	39 (61)	59	49 (83)
BRAF mutation	12	6 (50)	12	7 (58)	10	5 (50)
Prior MAPKi	45	25 (56)	45	26 (58)	41	33 (80)
MAPKi-naive	31	18 (58)	31	20 (65)	28	21 (75)
Median DOR, months (95% CI)**	**39**	**13.8 (11.3-NR)**	**40**	**14.4 (11.0-NR)**	**46**	**16.6 (11.6-NR)**
BRAF fusion	33	13.8 (11.3-NR)	33	16.3 (11.0-NR)	41	16.8 (11.6-NR)
BRAF mutation	6	NR (8.4-NR)	7	12.0 (8.4-NR)	5	15.1 (8.3-NR)
Prior MAPKi	22	13.8 (11.3-NR)	23	12.0 (8.5-NR)	29	15.1 (9.0-16.8)
MAPKi-naive	17	NR (8.4-NR)	17	16.3 (8.4-NR)	17	NR (11.6-NR)

June 5, 2023 data cutoff. [1] Fangusaro J, et al. *Lancet Oncol.* 2020;21(6):e305–316. [2] Fangusaro J, et al. *Lancet Oncol.* 2020;21(6):e305–316. [3] van den Bent MJ, et al. *Lancet Oncol.* 2011;12(6):583-593. 4. Wen PY, et al. *J. Clin Oncol.* 2017;35(21),2439-2449. * ORR, CBR for RAPNO-LGG and RANO-LGG included MRs. ** the 95% CI were calculated using Kaplan-Meier method.

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Tovorafenib safety data (n=137)

Preferred Term, n (%)	TEAEs		TRAEs	
	Any Grade	Grade ≥3	Any Grade	Grade ≥3
Any AE	137 (100)	86 (63)	134 (98)	58 (42)
Hair color changes	104 (76)	0	104 (76)	0
Anemia	81 (59)	15 (11)	67 (49)	14 (10)
Elevated CPK	80 (58)	16 (12)	77 (56)	16 (12)
Fatigue	76 (55)	6 (4)	60 (44)	6 (4)
Vomiting	68 (50)	6 (4)	28 (20)	3 (2)
Hypophosphatemia	64 (47)	0	48 (35)	0
Headache	61 (45)	2 (1)	29 (21)	0
Maculo-papular rash	60 (44)	11 (8)	56 (41)	11 (8)
Pyrexia	53 (39)	5 (4)	17 (12)	1 (1)
Dry skin	49 (36)	0	45 (33)	0
Elevated LDH	48 (35)	0	42 (31)	0
Increased AST	47 (34)	4 (3)	41 (30)	4 (3)
Constipation	45 (33)	0	31 (23)	0
Nausea	45 (33)	0	25 (18)	0
Upper RTI	43 (31)	2 (1)	2 (1)	0
Dermatitis acneiform	42 (31)	1 (1)	41 (30)	1 (1)
Epistaxis	42 (31)	1 (1)	27 (20)	0
Decreased appetite	39 (28)	5 (4)	28 (20)	4 (3)
Paronychia	36 (26)	2 (1)	32 (23)	2 (1)
Pruritus	35 (26)	1 (1)	32 (23)	1 (1)
COVID-19	34 (25)	0	0	0

- The most common reasons for discontinuation were tumor hemorrhage (3 patients) and decrease in growth velocity (2 patients)
- 33 patients (24%) had TRAEs leading to dose reduction; 50 patients (37%) had TRAEs leading to dose interruption
- Median duration of dose interruption was 2 weeks
- 9 patients (7%) had TRAEs leading to discontinuation

June 5, 2023 data cutoff. Treatment-emergent AEs ≥25% any grade in arms 1 & 2. AE, adverse event; ALT, Alanine transaminase; AST, aspartate aminotransferase; COVID-19, Coronavirus disease 2019; CPK, creatine phosphokinase; LDH, lactate dehydrogenase; RTI, respiratory tract infection; TEAEs, treatment-emergent adverse events; TRAEs, treatment-related adverse events.

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Day One